Exhibit 99.1

Relevant portion of the transcript of the oral presentation by Jazz Pharmaceuticals plc at the J.P. Morgan Healthcare Conference in San Francisco, California on January 8, 2018:

Bruce Cozadd, Chairman & CEO, Jazz Pharmaceuticals plc

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I will make forward-looking statements today. Of course, actual results may differ based on risks and uncertainties that we detail in our SEC filings.

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I will be referring to guidance during this presentation unless I explicitly say otherwise. That guidance is as of the date it was given, which is November 7.

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With that, let me say I’m really excited that 2017 was our most productive year ever at the company… we delivered record product sales.

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We ended 2017 with 1.25 billion dollars in undrawn revolver.

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With reference to slide 6: And let me start with our top-line sales, which grew to a record 1.6 billion dollars in 2017. I can confirm that we do expect our revenues will fall within our previously given guidance of 1.6 to 1.65 billion dollars.

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Now when I mention after tax, it’s probably worth spending just a second on the recently enacted Tax Cuts and Jobs Act last month. Of course as a result of that Act, at the end of 2017 we’ll need to revalue all our deferred tax assets and liabilities to new rates. That will result in us recognizing a significant benefit for the fourth quarter, obviously not reflected in our prior guidance.

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With reference to slide 10: We’ll start with Xyrem… We guided to sales of 1.18 to 1.2 billion dollars; we will expect to report sales within that range. That reflected volume growth of under 1 percent for the year, and you can see that’s a decrease from the prior two years. That reflects in part an estimated 3 to 4 percent volume growth impact due to the loss of certain government-pay patients early in the year; additionally it reflects some issues we had at the pharmacy level in the third and fourth quarter. After we implemented a new, interactive voice response methodology for patients to get refills, we saw a slowdown in refill fulfillment during that period. We did see that return to normal levels during the last couple months of the quarter.

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With reference to slide 11: I’m disappointed to say we will fall just short of the bottom end of our guidance here for Erwinaze, not because of lack of product demand, but because of lack of product supply.

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With reference to slide 12: Moving to Defitelio… I can tell you we will report sales within our guidance range of $130 to $150 million representing very nice growth.

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With reference to slide 13: And lastly let me comment on Vyxeos… We came into the year with a sales guidance of $10 to $20 million, increased that to $20 to $30 million on our third quarter call in November. We will, in fact, report revenues above the top end of our guidance for the year.

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Relevant slides from Jazz Pharmaceuticals plc’s presentation at the J.P. Morgan Healthcare Conference in San Francisco, California on January 8, 2018:

36th Annual J.P. Morgan

Annual Healthcare Conference

Bruce Cozadd Chairman and CEO

January 8, 2018

John, AML patient

© 2018 Jazz Pharmaceuticals all rights reserved.

Forward-Looking Statements

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This slide deck and the accompanying oral presentation contain forward-looking statements, including, but not limited to, statements related to Jazz Pharmaceuticals’ future financial and operating results, including 2017 financial guidance; the company’s 2018 financial goals and expectations for growth; ongoing and future research and development activities, including clinical trials, regulatory submissions and decisions and the timing thereof; the company’s corporate and commercial development efforts; the company’s growth strategy; future product sales and volume; planned sales and marketing and related efforts; future product launches; the timing of such events and activities; and other statements that are not historical facts. These forward-looking statements are based on the company’s current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with: maintaining or increasing sales of and revenue from Xyrem® (sodium oxybate) oral solution, such as the potential U.S. introduction of a generic version of Xyrem before the entry dates specified in the company’s settlements with certain companies that had filed abbreviated new drug applications with the U.S. Food and Drug Administration seeking approval to market a generic version of Xyrem or on terms that are different from those contemplated by the settlements; ongoing patent litigation and related proceedings; effectively commercializing the company’s other products and product candidates; the regulatory approval process, including the risk that the company may be unable to obtain approval for Solriamfetol in the U.S. or Vyxeos™ (daunorubicin and cytarabine) powder for concentrate for infusion in the European Union in a timely manner or at all; protecting and enhancing the company’s intellectual property rights; delays or problems in the supply or manufacture of the company’s products and product candidates; complying with applicable U.S. and non-U.S. regulatory requirements; government investigations and other actions; obtaining and maintaining appropriate pricing and reimbursement for the company’s products; pharmaceutical product development and the uncertainty of clinical success; identifying and acquiring, in-licensing or developing additional products or product candidates, financing these transactions and successfully integrating acquired businesses; potential restrictions on the company’s ability and flexibility to pursue share repurchases and future strategic opportunities as a result of its substantial outstanding debt obligations; the impact of recent U.S. federal income tax reform legislation on the company’s business and financial condition; the ability to achieve expected future financial performance and results; and other risks and uncertainties affecting the company, including those described from time to time under the caption “Risk Factors” and elsewhere in Jazz Pharmaceuticals plc’s Securities and Exchange Commission filings and reports (Commission File No. 001-33500), including the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 and future filings and reports by the company. Other risks and uncertainties of which the company is not currently aware may also affect the company’s forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. The forward-looking statements made in this slide deck and the accompanying oral presentation are made only as of the date hereof or as of the dates indicated in the forward-looking statements, even if they are subsequently made available by the company on its website or otherwise. The company undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Strong Revenue Growth

TOTAL REVENUES1 $ in millions

$2,000 Nine months ended

September 30 $1,600 –

$1,800 $1,6502 $1,600 $1,488 $1,400 $1,325 $1,200 $1,000 $800 $600 $400 $200 $0

2015 2016 2017G

1 2015 and 2016 audited; Nine months ended September 30 for 2015, 2016 and 2017, unaudited. Total revenues include net product sales, royalties and contract revenues.

2 G=Guidance. Guidance provided by Jazz Pharmaceuticals plc on and as of November 7, 2017. The company currently expects that, for the year ended December 31, 2017, reported total revenues will meet the guidance range provided on November 7, 2017. Jazz Pharmaceuticals plc has not finalized its financial results for the year ended December 31, 2017 and actual results may differ.

NET PRODUCT SALES1 $ in millions

$1,500 Nine months ended September 30

$1,180 – $1  ,2002 $1,250 $1,108 $1,000 $955 $750

$500

$250

$0

2015 2016 2017G

Volume Growth < 1%

6% 6% (YOY)

1 2015 and 2016 audited; Nine months ended September 30 for 2015, 2016 and 2017, unaudited. 2 G=Guidance. Guidance provided by Jazz Pharmaceuticals plc on and as of November 7, 2017. The company currently expects that, for the year ended December 31, 2017, reported Xyrem net product sales will meet the guidance range provided on November 7, 2017. Jazz Pharmaceuticals plc has not finalized its financial results for the year ended December 31, 2017 and actual results may differ.

FDA-approved for the treatment of cataplexy and EDS in patients with narcolepsy

Disease awareness efforts to improve narcolepsy awareness and diagnosis rate

Settlement agreement with first ANDA filer in 2017

Expect low- to mid-single digit volume growth in 2018

NET PRODUCT SALES1 $ in millions

$300 Nine months ended September 30

$250 2 $200 – $215  $203 $201 $200

$150 $100 $50

$0

2015 2016 2017G

1 2015 and 2016 audited; Nine months ended September 30 for 2015, 2016 and 2017, unaudited. 2 G=Guidance. Guidance provided by Jazz Pharmaceuticals plc on and as of November 7, 2017. The company currently expects that, for the year ended December 31, 2017, reported Erwinaze net product sales will be slightly below the guidance range provided on November 7, 2017. Jazz Pharmaceuticals plc has not finalized its financial results for the year ended December 31, 2017 and actual results may differ.

Indicated as a component of a multi-agent chemotherapy regimen for the treatment of patients with ALL who have developed hypersensitivity to E. coli-derived asparaginase

Working with product manufacturer to increase supply to meet demand

NET PRODUCT SALES1 $ in millions

$175 Nine months ended

September 30 $130 – $1502

$150

$125 $109 $100 $71 $75

$50

$25

$0

2015 2016 2017G

1 2015 and 2016 audited; Nine months ended September 30 for 2015, 2016 and 2017, unaudited. 2 G=Guidance. Guidance provided by Jazz Pharmaceuticals plc on and as of November 7, 2017. The company currently expects that, for the year ended December 31, 2017, reported Defitelio net product sales will meet the guidance range provided on November 7, 2017. Jazz Pharmaceuticals plc has not finalized its financial results for the year ended December 31, 2017 and actual results may differ.

Indicated for the treatment of adult and pediatric patients with severe VOD or VOD with renal or pulmonary dysfunction following HSCT

EU Launch 2014

U.S. Launch 2016

Focused medical education to improve diagnosis and treatment of VOD

NET PRODUCT SALES1 $ in millions (unaudited)

$40

August 11 – September 30, 2017

$20 - $30 $30

$20

$10

$0

2017G

1 G=Guidance. Guidance provided by Jazz Pharmaceuticals plc on and as of November 7, 2017. The company currently expects that, for the year ended December 31, 2017, reported Vyxeos net product sales will be slightly above the guidance range provided on November 7, 2017. Jazz Pharmaceuticals plc has not finalized its financial results for the year ended December 31, 2017 and actual results may differ.

Approved in the U.S. in August 2017 for the treatment of adults with newly-diagnosed t-AML or AML-MRC

EU MAA submitted November 2017

Vyxeos granted accelerated assessment review status from CHMP

Preparing for potential EU approval mid-2018 and rolling launch in 2H18